Exhibit 99.1

CyrusOne Inc. Announces Tender Offers and Consent Solicitations

DALLAS—November 20, 2019—CyrusOne Inc. (NASDAQ:CONE) (the “Company”) today announced that CyrusOne LP and CyrusOne Finance Corp. (the “Issuers”) have commenced tender offers (each, a “Tender Offer”) to purchase for cash any and all of their outstanding 5.000% Senior Notes due 2024 and 5.375% Senior Notes due 2027 (together, the “Notes”).

In conjunction with the Tender Offers, the Issuers have also commenced solicitations of consents (the “Consent Solicitations”) to amend the indentures governing each series of Notes to reduce the notice requirements for optional redemption from 30 days to 3 business days, to eliminate substantially all of the restrictive covenants and certain events of default and to eliminate or modify certain other provisions contained in each indenture. The Tender Offers and Consent Solicitations (together, the “Offers”) are being made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase and Consent Solicitation”), dated November 20, 2019.

Holders of the Notes are urged to carefully read the Offer to Purchase and Consent Solicitation before making any decision with respect to the Offers. The following table summarizes certain material terms of the Offers:

CUSIP Numbers	Outstanding Principal Amount	Title of Security	Early Redemption Date	Fixed Spread	Reference Security	Relevant Bloomberg Page	Consent Payment
23283PAE4 23283PAG9	$700,000,000	5.000% Senior Notes due 2024	March 15, 2020	0.50%	1.625% U.S. Treasury Note due March 15, 2020	PX3	$30.00 per $1,000 Principal Amount of Notes
23283PAH7 23283PAK0	$500,000,000	5.375% Senior Notes due 2027	March 15, 2022	0.50%	2.375% U.S. Treasury Note due March 15, 2022	PX5	$30.00 per $1,000 Principal Amount of Notes

Holders who validly tender their Notes of either series and deliver their consent pursuant to the Consent Solicitations on or prior to 5:00 p.m., New York City time, on December 4, 2019, unless extended or earlier terminated as described in the Offer to Purchase and Consent Solicitation (the “Consent Payment Deadline”), and who do not validly withdraw their Notes or consent, will be eligible to receive the applicable total consideration for such series of Notes determined in the manner described in the Offer to Purchase and Consent Solicitation by reference to the fixed spread over the yield to maturity of the applicable Reference Security listed above (for each series of Notes, the “applicable Total Consideration”), which, for each series of Notes, includes a consent payment equal to $30.00 per $1,000 principal amount of tendered Notes. For Notes that have been validly tendered prior to the Consent Payment Deadline, settlement is expected to be December 5, 2019, which is the next business day following the Consent Payment Deadline.

Holders who properly tender their Notes of either series after the Consent Payment Deadline and on or prior to the Offer Expiration Time (as defined below), and who do not validly withdraw their Notes, will be eligible to receive an amount equal to the applicable Total Consideration less the $30.00 consent payment per $1,000 principal amount of that series of tendered Notes.

The Offers will expire at 11:59 p.m., New York City time, on December 18, 2019, unless extended or earlier terminated as described in the Offer to Purchase and Consent Solicitation (the “Offer Expiration Time”).

In addition, all validly tendered and accepted Notes will receive accrued and unpaid interest up to, but not including, the payment date of the Notes.

The Company’s obligation to accept for purchase and to pay for any Notes validly tendered or consents delivered pursuant to the Offers is subject to the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation. Notes tendered and consents delivered pursuant to the Offers may be withdrawn at any time before the Consent Payment Deadline.

The Company expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate or withdraw either Offer at any time and not accept for purchase any Notes or consents, (ii) waive any or all of the conditions of either Offer, in whole or in part, at any time prior to the Offer Expiration Time and from time to time, (iii) extend the Offer Expiration Time or the Consent Payment Deadline or (iv) otherwise amend either Offer in any respect. If the Company makes a material change in the terms of either Offer or the information concerning such Offer or waives a material condition of such Offer, the Company will disseminate additional offering materials and extend the Offers to the extent required by law. Until the Offer Expiration Time, no assurance can be given that the Offers will be completed.

The Issuers expect to redeem any and all of the Notes not tendered by issuing a notice of redemption immediately following the initial settlement date. Nothing in this press release should be construed as a notice of redemption with respect to the Notes.

The Company has retained Goldman Sachs & Co. LLC to serve as dealer manager for the Offers. The information agent and tender agent for the Offers is Ipreo LLC. For additional information regarding the terms of the Offers, please contact Goldman Sachs & Co. LLC at (800) 828-3182. Requests for the Offer to Purchase and Consent Solicitation Statement may be directed to Ipreo LLC, by telephone at (888) 593-9546, by email at ipreo-tenderoffer@ihsmarkit.com or in writing at 450 West 33rd Street, 5th Floor, New York, New York 10001.

None of the Company, Goldman Sachs & Co. LLC or Ipreo LLC makes any recommendation in connection with the Offers. Holders must make their own decisions as to whether to tender their Notes, and, if so, the principal amount of Notes to tender.

This press release is for informational purposes only and is neither an offer to purchase or sell nor a solicitation of an offer to purchase or sell any securities. The Offers are being made solely by means of the Offer to Purchase and Consent Solicitation. In those jurisdictions where the securities, blue sky or other laws require any tender offer to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Safe Harbor Note

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which the Company operates and the beliefs and assumptions of the Company’s management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of the Company’s future financial performance, the Company’s anticipated growth and trends in the Company’s businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause the Company’s actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents the Company files with the Securities and Exchange Commission (the “SEC”). More information on potential risks and uncertainties is available in the Company’s recent filings with the SEC, including the Company’s Form 10-K report, Form 10-Q reports, and Form 8-K reports. The Company disclaims any obligation other than as required by law to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors or for new information, data or methods, future events or other changes.

About CyrusOne

CyrusOne (NASDAQ: CONE) is a high-growth real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. CyrusOne provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including more than 200 Fortune 1000 companies.

With a track record of meeting and surpassing the aggressive speed-to-market demands of hyperscale cloud providers, as well as the expanding IT infrastructure requirements of the enterprise, CyrusOne provides the flexibility, reliability, security, and connectivity that foster business growth. CyrusOne offers a tailored, customer service-focused platform and is committed to full transparency in communication, management, and service delivery throughout its nearly 50 data centers worldwide.

Investor Relations

Michael Schafer

Vice President, Capital Markets & Investor Relations

972-350-0060

investorrelations@cyrusone.com